Pricing Supplement No. 7          Dated December 11, 1998      Rule 424(b)(3)
CUSIP #: 15405CCC4                                         File No. 333-35235
(To Prospectus dated February 17, 1998)

CENTRAL MAINE POWER COMPANY

Medium-Term Notes, Series D
(Fixed Rate)
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING
                SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Principal Amount: $25,000,000      Trade Date:            December 9, 1998
                                   Maturity Date:         June 14, 2000
Issue Price:      $25,000,000      Original Issue Date:   December 14, 1998

Interest Rate:    6.50%            Form: x Book-Entry     Certified     Both

         If the Original Issue Date falls within the 15-day period preceding March 1 or September 1, the Interest Payment Dates shall be:

Redemption:
         X The Notes cannot be redeemed prior to maturity The Notes may be redeemed prior to maturity

                           Redemption                     Redemption
                              Date(s)                        Price(s)

Repayment:
         X The Notes cannot be repaid prior to maturity at the option of the holders thereof The Notes may be repaid prior to maturity at the option of the holders thereof

                           Repayment                      Repayment
                              Date(s)                        Price(s)

Original Issue Discount Note:         Yes              No     X
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

         As of the date of the issuance of the Series D Notes covered hereby, after giving effect to the issuance thereof, and after giving effect to the principal amount of any Medium-Term Notes being concurrently or theretofore issued or retired (including, without limitation, any Series A, Series B, Series C and any Series D Notes), there will be $312 million in aggregate principal amount of the Company's Medium-Term Notes (including, without limitation, Series A Notes, Series B Notes, Series C and the Series D Notes) outstanding.